Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS 2012 FOURTH QUARTER AND YEAR END RESULTS

Highlands Ranch, CO – March 14, 2013 – ADA-ES, Inc. (NASDAQ:ADES) (“ADA”) today announced financial results for the fourth quarter and year ended December 31, 2012.

OVERVIEW OF 2012 FOURTH QUARTER RESULTS

•

Threefold increase in revenues from lease payments related to our Refined Coal (“RC”) facilities. In the quarter, RC facilities operated by ADA’s Clean Coal Solutions, LLC (“Clean Coal”) generated $13.3 million in credits to be used to offset future taxes.

•	A 40% increase in Emission Control (“EC”) revenues. EC backlog as of December 31, 2012 increased to $25.3 million, up from $4.5 million at June 30, 2012 and $736,000 at December 31, 2011.

•

Consolidated gross margin of $4.6 million, or 7% of revenues compared to $4.7 million or 19% of revenue in 2011. The lower margin percentage in 2012 is due to inclusion of coal purchases and sales and operating costs associated with RC facilities operated for Clean Coal’s own account (“retained tons”). 2012 fourth quarter gross margin excluding coal sales and purchases and operating costs for retained tons was 69%.

•

For the 4th quarter, our net loss was $5.4 million or $0.54 per diluted share as compared to a net income of $17.2 million or $1.90 per diluted share for 2011 which included a non-cash $20.0 million gain for the settlement of an indemnity claim.

OVERVIEW OF 2012 RESULTS

•	An 83% increase in revenues from lease payments related to our RC facilities. In 2012, RC facilities operated by Clean Coal generated $38.6 million in credits to be used to offset future taxes.

•

Gross margin of $20 million or 9% of revenues compared to $24.4 million or 46% of revenues in 2011. The 2012 gross margin excluding coal sales and purchases and operating costs for retained tons was 74%.

•	For the year, our net loss was $13.1 million or $1.31 per diluted share as compared to a net loss of $22.8 million or $2.85 per diluted share for 2011.

2012 OPERATIONAL ACHIEVEMENTS, OVERVIEW OF SEGMENTS & OUTLOOK

Dr. Michael D. Durham, President and CEO of ADA stated, “In 2012, we achieved a number of important milestones that will serve as the foundation for our growth in 2013 and beyond. Clean Coal, ADA’s joint venture with NexGen Resources Corporation and an affiliate of The Goldman Sachs Group, Inc., began operating six additional RC facilities and leased two of these facilities to two different refined coal investors. We also achieved qualifying emissions for our new M-45-PC TM technology for pulverized coal (PC) boilers, which greatly expands the market for several remaining RC facilities to include many larger power plants. In the Emission Control segment, we acquired the assets of Bulk Conveyor Specialist Inc. and Bulk Conveyor Services, Inc. (collectively “Bulk Conveyor”) through our wholly owned subsidiary BCSI, LLC, which has expanded our Dry Sorbent Injection (“DSI”) capabilities and created opportunities to win fleet-wide orders from major utilities for both our DSI and Activated Carbon Injection (“ACI”) equipment.

Dr. Durham continued, “Each of our segments reported quarter-over-quarter improvements in the fourth quarter of 2012. Thus far in 2013, we are continuing to see very good progress in our two major business areas, Refined Coal and Emission Control. We will maintain focus on executing on opportunities that we expect will create significant revenue growth and cash flows for the Company over the coming years. We are positioning ourselves for continued long-term success and are developing technologies for expected future markets.

Refined Coal

Total RC revenues in the 4th quarter were $61.2 million consisting of $9.8 million in revenues from leasing four RC facilities and $51.4 million related to the resale of coal for RC facilities operated by Clean Coal. Gross profit for the segment was $3.2 million or 5% of total revenues compared to $4.1 million and 20% in 4Q11 reflecting the higher tonnage treated by RC facilities retained by Clean Coal. Commenting on the outlook for Refined Coal Dr. Durham noted, “With the recent restructuring of the agreements with an affiliate of Goldman Sachs for our two longest operating RC facilities and the February 2013 closing of the sale of an RC facility to a third financial investor, our RC business is back on track with expected growth plans after several months of delays. We expect that the recent resumption of the issuance of Private Letter Rulings for Section 45 RC requests should assist with timely closing of contracts for a number of additional RC facilities throughout this year and into 2014.”

Emission Control

EC revenues in the fourth quarter of 2012 were $4.4 million, up 40% from the same period in 2011 due mainly to increased equipment and consulting revenues as the power industry is reacting to finalization of the MATS rule.

Dr. Durham noted, “Finalization of the Mercury and Air Toxics Standards (“MATS”) rule in April 2012, is creating significant market opportunities for the low-CAPEX technologies that ADA provides. We are expecting that the MATS could generate market opportunities in excess of $1 billion for ACI and DSI systems, of which we expect to maintain a combined market share of 35%.

This would generate over $300 million in revenues for ADA over the next three years. We are pleased with our wins in the 4th quarter of 2012 and the recently announced awards for DSI and ACI systems so far in 2013. With these new contracts, ADA has received awards for DSI and ACI systems with a potential total value of over $50 million. In addition to these awards, ADA has active bids totaling over $125 million for ACI systems and over $160 million for DSI systems. The market for equipment to meet the federal MATS rules continues to accelerate and we expect that additional contracts for DSI and ACI systems will be awarded soon.”

CO2 Capture

CO2 Capture revenues in 4Q12 increased 55% to $1.9 million for the quarter due to timing of scheduled activities. As of December 31, 2012, ADA had DOE contracts in progress, including anticipated industry cost share, totaling approximately $12.7 million as of December 31, 2012. The Company expects to recognize approximately $9.7 million from these contracts in 2013 and the balance through 2014.

Dr. Durham went on to say, “ADA’s work continues on a $20.5 million program supporting the development of our re-generable solid-sorbent technology to capture carbon dioxide from coal-fired power plants and industrial sources. We have initiated the fabrication and construction phase of a 1MW Carbon Dioxide (“CO2”) Capture Pilot Plant with testing scheduled for 2014. We are also evaluating alternative applications for the carbon capture technology that could have market potential ahead of regulations on power plants such as enhanced oil recovery and treatment of landfill gas.”

BALANCE SHEET HIGHLIGHTS

As of December 31, 2012, ADA had cash and cash equivalents totaling $9.7 million compared to $40.9 million at year-end 2011 with cash decreases primarily reflecting capital outlays for leasehold improvements, property and equipment additions, a payment related to a litigation settlement, RC facility related costs, repayment of the line of credit held by Clean Coal, increases in our staff levels to support the anticipated growth, and the acquisition of Bulk Conveyor assets by our subsidiary, BCSI, LLC.

Conference Call

Management will conduct a conference call focusing on the financial results and recent developments at 10:00 AM ET on Thursday, March 14, 2013. Interested parties may participate in the call by dialing (877) 423-9820 (domestic) or (201) 493-6749 (international). Please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call. The conference call will also be webcast live via the Investor Information section of ADA’s website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register and download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About ADA

ADA is a leader in clean coal technology and the associated specialty chemicals, serving the coal-fueled power plant industry. Our proprietary environmental technologies and specialty chemicals enable power plants to enhance existing air pollution control equipment, minimize mercury, CO2 and other emissions, maximize capacity, and improve operating efficiencies, to meet the challenges of existing and pending emission control regulations.

With respect to mercury emissions:

•

Through our consolidated subsidiary, Clean Coal Solutions, LLC (“CCS”), we provide our patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and our patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized Boilers and Pulverized Coal boilers respectively.

•	We supply Activated Carbon Injection (“ACI”) and Dry Sorbent Injection (“DSI”) systems, mercury measurement instrumentation, and related services.

•	Under an exclusive development and licensing agreement with Arch Coal, we are developing and commercializing an enhanced PRB coal with reduced emissions of mercury and other metals.

In addition, we are developing CO2 emissions technologies under projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Use of Non-GAAP Financial Measures by ADA-ES, Inc.

This ADA-ES, Inc. news release includes non-GAAP financial measures for adjusted gross margins and adjusted gross margin percentages that exclude certain amounts, as follows: coal sales and costs of raw coal and operating costs related to certain RC facilities operated for Clean Coal’s own account. The most directly comparable GAAP financial measures for these non-GAAP financial measures are gross margins and gross margin percentages. The Company has included below a reconciliation of GAAP to non-GAAP financial measures.

The Company uses these non-GAAP financial measures to provide investors with greater transparency with respect to the results of our RC operations. These non-GAAP financial measures should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company’s financial results calculated in accordance with GAAP should be carefully evaluated.

Cautions Concerning Forward-looking Statements

This press release contains, and the conference call referenced in this press release will include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding future revenues and cash flows, growth of our RC business, timing of the closing of contracts for the lease or sale of RC facilities, future markets and contracts for ACI and DSI systems, future market share and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws, regulations and IRS interpretations or guidance, government funding, economic conditions and market demand; timing of laws, regulations and any legal challenges to or repeal of them; failure of the RC facilities to produce coal that qualifies for tax credits; termination of or amendments to the contracts for RC facilities; decreases in the production of RC; failure to lease or sell the remaining RC facilities on a timely basis; our inability to ramp up operations to effectively address expected growth in our target markets; inability to commercialize our technologies on favorable terms; impact of competition; availability, cost of and demand for alternative tax credit vehicles and other technologies; technical, start-up and operational difficulties; availability of raw materials and equipment; loss of key personnel; intellectual property infringement claims from third parties; and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Contact:

Graham Mattison

Vice President, Investor Relations

(646) 319-1417

graham.mattison@adaes.com

www.adaes.com

ADA-ES, Inc. and Subsidiaries

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues
Refined coal	$61,178	$20,259	$194,900	$40,253
Emission control	4,394	3,130	14,603	9,967
CO2 capture	1,867	1,202	3,020	3,096

Total revenues	67,439	24,591	212,523	53,316
Cost of Revenues
Refined coal	57,984	16,126	179,204	20,201
Emission control	3,297	3,086	11,135	6,839
CO2 capture	1,573	723	2,216	1,924

Total cost of revenues	62,854	19,935	192,555	28,964

Gross Margin before Depreciation and Amortization	4,585	4,656	19,968	24,352

Other Costs and Expenses
General and administrative	7,299	2,872	20,151	17,468
Research and development	904	893	2,968	2,289
Depreciation and amortization	1,833	960	5,277	1,568

Total expenses	10,036	4,725	28,396	21,325

Operating Income (Loss)	(5,451)	(69)	(8,428)	3,027

Other Income (Expense)
Net equity in net income (loss) from unconsolidated entities	360	(1,206)	760	(6,967)
Other income including interest	183	57	305	2,218
Interest expense	(416)	(695)	(1,461)	(1,584)
Settlement of litigation and arbitration award, net	(748)	19,752	(2,301)	(21,932)

Total other income (expense)	(621)	17,908	(2,697)	(28,265)

Income (Loss) from Continuing Operations Before Income Tax Benefit and Non-controlling Interest	(6,072)	17,839	(11,125)	(25,238)
Income Tax Benefit (Expense)	—	(580)	—	10,400

Net Income (Loss) Before Non-controlling Interest	(6,072)	17,259	(11,125)	(14,838)
Non-controlling Interest	667	(93)	(1,946)	(7,981)

Net Income (Loss) Attributable to ADA-ES, Inc.	$(5,405)	$17,166	$(13,071)	$(22,819)

Net Income (Loss) Per Basic Common Share Attributable to ADA-ES, Inc.	$(0.54)	$1.94	$(1.31)	$(2.85)

Net Income (Loss) Per Diluted Common Share Attributable to ADA-ES, Inc.	$(0.54)	$1.90	$(1.31)	$(2.85)

Weighted Average Basic Common Shares Outstanding	10,021	8,832	10,013	8,020

Weighted Average Diluted Common Shares Outstanding	10,021	9,015	10,013	8,020

See accompanying notes to the Company’s Form 10-K.

ADA-ES, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2012 and 2011

(Amounts in thousands, except share data )

	2012	2011
ASSETS
Current Assets
Cash and cash equivalents	$9,737	$40,879
Receivables, net of allowance for doubtful accounts	11,025	5,914
Investment in securities	1,641	508
Prepaid expenses and other assets	2,888	1,532

Total current assets	25,291	48,833

Property and Equipment, at cost	53,542	41,771
Less accumulated depreciation and amortization	(8,931)	(4,651)

Net property and equipment	44,611	37,120

Investment in unconsolidated entity	1,850	590
Other assets	3,997	931

Total other assets	5,847	1,521

Total Assets	$75,749	$87,474

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$6,615	$8,849
Accounts payable to related parties	5,082	1,209
Accrued payroll and related liabilities	2,569	2,545
Line of credit	3,000	10,873
Current portion of notes payable	559	—
Deposits	21,200	14,900
Deferred revenue and other liabilities	6,919	5,105
Settlement awards and related accrued liabilities	3,453	3,983

Total current liabilities	49,397	47,464

Long-term Liabilities
Line of credit	—	3,624
Long-term portion of notes payable	2,305	—
Settlement awards and indemnity liability	2,500	5,200
Deferred revenue	875	—
Accrued warranty and other liabilities	809	632

Total long-term liabilities	6,489	9,456

Total Liabilities	55,886	56,920

Commitments and Contingencies

Temporary Equity—Non-controlling Interest Subject to Possible Redemption	60,000	60,000

Stockholders’ Deficit
ADA-ES, Inc. stockholders’ deficit
Preferred stock: 50,000,000 shares authorized, none outstanding	—	—
Common stock: no par value, 50,000,000 shares authorized, 10,028,269 and 9,996,144 shares issued and outstanding at December 31, 2012 and 2011, respectively	63,724	63,184
Accumulated deficit	(79,765)	(66,694)

Total ADA-ES, Inc. stockholders’ deficit	(16,041)	(3,510)
Non-controlling interest	(24,096)	(25,936)

Total Stockholders’ Deficit	(40,137)	(29,446)

Total Liabilities, Temporary Equity and Stockholders’ Deficit	$75,749	$87,474

See accompanying notes to the Company’s Form 10-K.

GAAP Financial Measures

Consolidated Gross Profit and Gross Profit Margin Percentage

	For the Three Months Ended December 31, 2012	For the Year Ended December 31, 2012
Consolidated Revenues	$67,439	$212,523
Consolidated Cost of Revenues	$62,854	$192,555

Consolidated Gross Profit	$4,585	$19,968
Consolidated Gross Profit Percentage	7%	9%

Non-GAAP Financial Measures

Consolidated Adjusted Gross Profit and Adjusted Gross Profit Margin Percentage

	For the Three Months Ended December 31, 2012	For the Year Ended December 31, 2012
Consolidated Revenues	$67,439	$212,523
Less coal sales	(51,365)	(157,898)

Adjusted Consolidated Revenues	$16,074	$54,625

Consolidated Cost of Revenues	$62,854	$192,555
Less cost of raw coal	(51,365)	(157,898)
Less operating costs of retained tonnage	(6,462)	(20,409)

Adjusted Consolidated Cost of Revenues	$5,027	$14,248

Consolidated Adjusted Gross Profit	$11,047	$40,377
Consolidated Adjusted Gross Profit Percentage	69%	74%